PRELIMINARY COPIES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -----------------------------

                       SCHEDULE 14A--INFORMATION REQUIRED
                              IN A PROXY STATEMENT

                         -----------------------------

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                         -----------------------------

                          Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                         -----------------------------

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                            NUWAVE Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


                         -----------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)   Title of each class of securities to which transaction
            applies:
                    ------------------------------------------------------------

       2)   Aggregate number of securities to which transaction
            applies:
                    ------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

       4)   Proposed maximum aggregate value of transaction:
                                                            --------------------

       5)   Total fee paid:
                           -----------------------------------------------------

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:
                                   ---------------------------------------------

       2)   Form, Schedule or Registration Statement No:
                                                        ------------------------

       3)   Filing Party:
                         -------------------------------------------------------

       4)   Date Filed:
                       ---------------------------------------------------------

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                                                              PRELIMINARY COPIES


                            NUWAVE TECHNOLOGIES, INC.

                                ONE PASSAIC AVE.
                           FAIRFIELD, NEW JERSEY 07004

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER __, 2001.

To the Stockholders of NUWAVE Technologies, Inc.:

        NOTICE IS HEREBY GIVEN THAT a Special Meeting of Stockholders (the "Special Meeting") of NUWAVE Technologies, Inc., a Delaware corporation (the "Company"), will be held at offices of Thelen Reid & Priest LLP, 40 West 57th Street, New York, New York, at 10:00 a.m. local time, on November __, 2001, to consider and act upon the following matter:

                To approve the issuance of shares of the Company's common stock and related warrants aggregating a minimum of $3,000,000 and a maximum of $5,000,000 in a contemplated private offering, to fulfill Nasdaq Stock Market Rule 4350(i)(1)(D)(ii).

        The Company's Board of Directors has fixed the close of business on October _, 2001 as the record date (the "Record Date") for the determination of stockholders having the right to notice of, and to vote at, the Special Meeting and any adjournment thereof. Only holders of record of common stock of the Company at the close of business on the Record Date shall be entitled to receive notice of and to vote at the Special Meeting and any adjournments or postponements thereof.

        Information concerning the matter to be acted upon at the Special Meeting is set forth in the accompanying Proxy Statement.

        All stockholders are cordially invited to attend the Special Meeting.

                                        By Order of the Board of Directors,


                                        Jeremiah F. O'Brien
                                        Secretary

Fairfield, New Jersey
October __, 2001

        WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. THE GIVING OF YOUR PROXY AS REQUESTED HEREBY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU DECIDE TO ATTEND THE SPECIAL MEETING.


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                                                              PRELIMINARY COPIES


                            NUWAVE TECHNOLOGIES, INC.

                                ONE PASSAIC AVE.
                           FAIRFIELD, NEW JERSEY 07004
                                 (973) 882-8810

                                 PROXY STATEMENT
                         SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER __, 2001.

TO THE STOCKHOLDERS:

                               GENERAL INFORMATION
                               -------------------

        This Proxy Statement has been prepared and is being furnished by the Board of Directors of NUWAVE Technologies, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies at the special meeting of stockholders (the "Special Meeting") to be held at the offices of Thelen Reid & Priest LLP, 40 West 57th Street, New York, New York, on
November _, 2001, at 10:00 a.m. local time, and at any adjournment or postponement thereof, for the purposes set forth in the attached Notice. When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Special Meeting in accordance with the instructions of the stockholder completing the proxy.

        It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to the stockholders on or about October __, 2001.

                       VOTING SECURITIES AND VOTE REQUIRED
                       -----------------------------------

        Only holders of record of the Company's common stock, $.01 par value (the "Common Stock"), on the books of the Company at close of business on October __, 2001 (the "Record Date") are entitled to vote at the Special Meeting and any adjournments or postponements thereof. On that date, there were _______ issued and outstanding shares of Common Stock entitled to vote at the Special Meeting. Each stockholder is entitled to one vote for each share of Common Stock registered in that person's name on the books of the Company on the Record Date on all business to come before the Special Meeting.

        The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Special Meeting as of the Record Date is necessary to constitute a quorum to transact business.

        At the Special Meeting, Stockholders will be asked to approve a proposed placement of securities in order to fulfill Nasdaq Stock Market corporate governance requirements (the "Placement Proposal").

        Assuming a quorum is present, the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Special Meeting is required for approval of the Placement Proposal. Abstention votes will have the effect of a vote against the Placement Proposal. Broker no-votes will be counted for the purpose of determining whether there is a quorum at the Special Meeting, but they will have no effect on the outcome of the vote on the Placement Proposal.

        Shares of Common Stock which are represented by properly executed proxies, unless such proxies shall have previously been revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted: (1) FOR the Placement Proposal detailed below and (2) in the discretion of the persons named in the proxies as proxy appointees as to any other matter that may properly come before the Special Meeting.

        If a stockholder cannot be present in person at the Special Meeting, the Board of Directors of the Company requests such stockholder to execute and return the enclosed proxy as soon as possible. The person who signs the proxy must be either (i) the registered stockholder of the shares of Common Stock, or
(ii) a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or any other person acting in a fiduciary or representative capacity on behalf of such registered stockholder.

        A stockholder who has given a proxy may revoke it at any time before it is voted at the Special Meeting by giving written notice of revocation to the Secretary of the Company, by submitting a proxy bearing a later date, or by attending the Special Meeting and voting in person. Any such notice or subsequent proxy should be sent to the attention of Jeremiah F. O'Brien, Secretary, NUWAVE Technologies, Inc., One Passaic Avenue, Fairfield, New Jersey 07004.

        The Company is paying all the expenses of the solicitation of proxies, including the expenses of printing and mailing this Proxy Statement, the accompanying Notice of Special Meeting of Stockholders, and the enclosed proxy. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses, in accordance with the regulations of the Securities and Exchange Commission (the "SEC"), in sending proxies and proxy materials to the beneficial owners of the Company's Common Stock. Officers or employees of the Company may also solicit proxies in person, or by mail, telegram or telephone, but such persons will receive no compensation for such work, other than their normal compensation as such officers or employees. [The Company also has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies for the Special Meeting, for which they will receive a fee of up to $_____ plus expenses.]

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------

        The table below is based on information obtained from the persons named therein with respect to the shares of Common Stock beneficially owned, as of the Record Date (except as noted below), by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock,
(ii) each director of the Company, and (iii) all executive officers and directors of the Company as a group.

                                            AMOUNT AND
                                             NATURE OF            PERCENTAGE OF
NAME AND ADDRESS OF                         BENEFICIAL            OUTSTANDING
BENEFICIAL OWNER (1)                        OWNERSHIP (2)         SHARES OWNED

Gerald Zarin                                1,088,000 (3)              9.72%

Edward Bohn                                    99,335 (4)                *

Lyle Gramley                                   63,001 (5)                *

Richard E. Ekstract                            55,001 (6)                *

Joseph A. Sarubbi                              78,001 (7)                *

Helen Burgess                                 577,854                  5.47%
   40 E. 30th St., 10th Fl.
   New York, NY 10016

Bruce Meyers                                  _______ (8)              ____%
   c/o Roan-Meyers Associates, L.P.
   17 State Street
   New York, NY 10004

All executive officers and directors as       _______ (9)             _____%
a group (8 persons)


* Less than 1%.

        (1) Unless otherwise noted, the address of the beneficial owner is: c/o NUWAVE Technologies, Inc., One Passaic Ave., Fairfield, NJ 07004.
        (2) The number of shares of Common Stock beneficially owned by each person is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares of Common Stock which the individual has the right to acquire within 60 days after the Record Date through the exercise of any stock option, warrant or other right. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
        (3)  Includes 635,000 shares subject to exercisable options.
        (4)  Includes 94,335 shares subject to exercisable options.
        (5)  Includes 43,001 shares subject to exercisable options.
        (6)  Includes 35,001 shares subject to exercisable options.
        (7)  Includes 43,001 shares subject to exercisable options.
        (8) Includes (i) _______ shares subject to exercisable Class A Placement Agent Unit Warrants, (ii) _______ shares subject to Class B Placement Agent Warrants, (iii) _______ shares subject to exercisable Warrants and
(iv) _______ shares beneficially owned by Roan-Meyers, as to which Mr. Meyers disclaims beneficial interest. Bruce Meyers is a principal of Roan-Meyers.
        (9)  See footnotes (3) through (7) above.

                                    PROPOSAL
                                    --------

     APPROVE THE ISSUANCE OF THE COMPANY'S SECURITIES IN A PROPOSED PRIVATE PLACEMENT AGGREGATING A MINIMUM OF $3,000,000 AND A MAXIMUM OF $5,000,000
           TO COMPLY WITH NASDAQ STOCK MARKET RULE 4350(i)(1)(D)(ii).

BACKGROUND

        The Company is contemplating a proposed private placement of the Company's securities in an aggregate amount of not less than $3,000,000 and not more than $5,000,000 (the "Placement"). Although the Company has been in discussions with potential placement agents, it has not yet finalized a term sheet for a Placement, therefore the specific terms of the proposed Placement have not been determined. As the Common Stock is listed on the Nasdaq Small Cap Market, the Company is subject to the Nasdaq corporate governance rules. Nasdaq Rule 4350(i)(1)(D)(ii) requires a listed company to obtain stockholder approval for a sale, issuance or potential issuance of a number of shares equal to or greater than 20% of its outstanding securities at a purchase price less than the greater of book value or current market price per share of the Common Stock. The Company has outstanding _____ shares of Common Stock. The aggregate number of shares of Common Stock plus the shares underlying the Warrants which may be issuable upon the Placement could exceed 20% of the Company's currently outstanding shares and will be at a purchase price at a discount from the current market price.

THE PRIVATE PLACEMENT

        The Placement will consist of shares of the Company's Common Stock, and would be conducted by a designated placement agent on a "best efforts" basis. The per share price to investors of the Common Stock for the initial closing would be at a discount of approximately 15% to 25% from the average closing bid price for the Common Stock for a predetermined period of trading days immediately preceding the [closing/commencement] date. The Company anticipates that the Placement would close within three months after stockholder approval.

        The Company contemplates that the Placement may be of units (the "Units") consisting of shares of Common Stock and warrants (the "Warrants") to purchase a number of shares of Common Stock from 1/4 Warrant to one Warrant for each share offered in the Placement, exercisable for from three to five years from the initial closing at an exercise price not less than the market price on the pricing date, subject to customary anti-dilution provisions. Depending upon market conditions and other factors, the Company may modify the possible terms of the Placement as in the discretion of the Board of Directors would be in the best interests of the stockholders, or terminate the Placement.

        The Company intends to use the proceeds from the Placement for working capital, including the support of sales and marketing activities related to the commercialization of its recently completed retail and OEM products and to further enhance the current product lines.

        The Placement would be made in reliance upon an available exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 4(2) thereof or other appropriate exemptions, to persons who are "accredited investors," as defined in Regulation D under the Securities Act and who meet the other suitability requirements established for the Placement. It is contemplated that no single investor or a group of investors would acquire a substantial portion of the Units in the Placement.

        The Company would grant to the purchasers in the Placement certain rights to register under the Securities Act their purchased shares of Common Stock and shares exercisable under their Warrants.

        As compensation for its services as acting as placement agent, the Company would pay such firm reasonable and customary cash commissions from the gross proceeds received from the sale of the Units, and a non-accountable expense allowance and reimbursement for expenses related to the Placement up to __% of the gross proceeds, subject to receipt by the Company of appropriate documentation. In addition, the Company may grant the placement agent or its designees warrants to purchase a number of shares of the Company's Common Stock equal up to __% of the number of Units sold in the Placement, exercisable on the similar terms as the Warrants to be sold in the Placement.

NASDAQ SMALLCAP MARKET STOCKHOLDER APPROVAL REQUIREMENT

        Stockholder approval of the Placement is being sought as the aggregate number of shares of Common Stock which may be issuable upon the Placement could exceed 20% of the Company's currently outstanding shares and will be at a purchase price less than the current market price. Assuming an offering price of $____ per share (based upon a discount of 20% from the closing market price on October __, 2001), of the Company's Common Stock for the Placement, a 75% Warrant coverage and maximum gross proceeds of $5,000,000 (excluding any proceeds receivable upon exercise of the Warrants), the Placement would result in issuance of ______ shares of Common Stock and Warrants to purchase ______ shares of Common Stock. These shares would represent approximately ____% of the shares of the Company's Common Stock presently outstanding, excluding shares previously reserved for issuance upon exercise of options or warrants. In the event of any change in the per share market price, the amount of the discount and of the Warrant coverage, and closing upon less than $5,000,000, the number of shares of Common Stock issued and issuable on the Placement would change. Management shall endeavor to maintain the terms of the Placement within the proposed terms, and the stockholder aproval would not be conditioned upon any specific Placement terms.

        The Company's Common Stock is traded on the Nasdaq SmallCap Market and the Company is subject to the Nasdaq corporate governance rules. Nasdaq Stock Market Rule 4350(i)(1)(D)(ii), which governs the Company for so long as its Common Stock is quoted on such Market, requires that in connection with a transaction other than a public offering, an issuer must obtain stockholder approval for the sale or issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock outstanding before the issuance for less than the greater of book or market value of the stock. Because the aggregate shares of Common Stock issuable in the Placement may represent greater than 20% of the Common Stock outstanding before the issuance and they will be issued at a price lower than market value, the Company is required to obtain stockholder approval prior to such issuance.

        The Company's Board of Directors has determined that the proposed Placement will further the best interests of the Company because the proceeds from the Placement will be an integral part of the Company's ability to implement its business plans and should satisfy its financing needs for the next 18 months. The inability to effect the Placement in the minimum amount to be sought could negatively effect future operations and jeopardize the maintenance of the Nasdaq listing. The Board unanimously approved the Placement. The Company's Board of Directors now recommends that the Company's stockholders vote to approve the Placement..

                                 RECOMMENDATION
                                 --------------

          FOR THE ABOVE REASONS, THE BOARD OF DIRECTORS RECOMMENDS THAT
                 STOCKHOLDERS VOTE "FOR" THE PLACEMENT PROPOSAL.

                                  OTHER MATTERS
                                  -------------

        The Board is not aware of any matters to be presented at the Special Meeting other than the matters described herein and does not intend to bring any other matters before the Special Meeting. However, if any other matters should come before the Special Meeting, or any adjournments or postponements thereof, the persons named in the proxies will have discretionary authority to vote all proxies in accordance with their best judgment.

                                        By Order of the Board of Directors,


                                        Gerald Zarin
                                        Chairman

Fairfield, New Jersey
October  __, 2001

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                                                              PRELIMINARY COPIES


                           NUWAVE TECHNOLOGIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of NUWAVE Technologies, Inc. (the "Company") acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, dated October __, 2001, and hereby appoints Gerald Zarin and
Jeremiah F. O'Brien, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock, which the undersigned would be entitled to vote at the Special Meeting, or at any adjournment or postponement thereof, hereby revoking any proxy heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

        1. Approve the private placement of shares of the Company's Common Stock and related warrants to fulfill Nasdaq Stock Market Rule 4350(i)(1)(D)(ii).

             FOR                       AGAINST           ABSTAIN

             [ ]                       [ ]               [ ]



        2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

               THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS
                 DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.
                IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
                               "FOR" THE PROPOSAL.

        Please sign and date this proxy where shown below and return it promptly:

        Date: ___________________, 2001

        Signed:

        SIGNATURE:

        SIGNATURE IF HELD JOINTLY:

        Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should add their titles.